Exhibit 99.3

Information Relating to Part II.

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of Class A common stock of Carvana Co., registered pursuant to the automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-264391) filed on April 20, 2022, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount to be paid
Securities and Exchange Commission registration fee	$115,875
Printing expenses	500,000
Accounting fees and expenses	500,000
Legal fees and expenses	850,000
Transfer agent fees expenses	5,000
Miscellaneous fees and expenses	75,000

Total	$2,045,875